Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lilis Energy, Inc.
Fort Worth, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212285, 333-214822, 333-220188, and 333-226742) of Lilis Energy, Inc. of our report dated April 30, 2020, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding Lilis Energy, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP

Dallas, Texas
April 30, 2020